UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2007

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center
Princeton, New Jersey  08540

(Address of principal executive offices)

(609) 514-0300

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement cmmunications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On April 10, 2007, Rockwood Holdings, Inc. (the “Company”) issued a press release announcing that J. Kent Masters was appointed to its Board of Directors effective as of May 16, 2007.  Mr. Masters will fill the vacancy created by Fredrik Sjödin’s resignation from the Board of Directors on January 5, 2007.  Mr. Masters will join the Board of Directors as an independent director and will serve on the Audit Committee of the Board of Directors.

There is no arrangement or understanding between Mr. Masters and any other person pursuant to which Mr. Masters was elected as director of the Company.

There are no relationships or transactions in which Mr. Masters has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

By:	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Dated:  April 13, 2007